Exhibit 10.32

AMENDMENT NO. 1 TO THE

HAMILTON BEACH BRANDS, INC.

ANNUAL INCENTIVE COMPENSATION PLAN

(Effective January 1, 2014)

Hamilton Beach Brands, Inc. hereby adopts this Amendment No. 1 to the Hamilton Beach Brands, Inc. Annual Incentive Compensation Plan (Effective January 1, 2014) (the “Plan”), to be effective as of, and contingent upon, the “Spin-Off Date,” as such term is defined in the 2017 Separation Agreement between NACCO Industries, Inc. and Hamilton Beach Brands Holding Company (the “Effective Date”). Words used herein with initial capital letters which are defined in the Plan are used herein as so defined.

1.    Section 4(f) of the Plan is hereby amended in its entirety to read as follows:

“(f)    “Committee” shall mean the Compensation Committee of the Board of Directors of Hamilton Beach Brands Holding Company (“HBBHC”) or any other committee appointed by HBBHC’s Board of Directors to administer this Plan in accordance with Section 5.”

2.    Section 4(l) of the Plan is hereby amended in its entirety to read as follows:

“(l)    “Participant” shall mean any person who meets the eligibility criteria set forth in Section 6 and who is granted an Award under the Plan or a person who maintains an Account balance hereunder. A “Non-U.S. Participant” shall mean a Participant who is not on the payroll of a U.S. company and a “U.S. Participant” shall mean any Participant who is not a Non-U.S. Participant.”

3.    Section 4(s) of the Plan is hereby amended in its entirety to read as follows:

“(s)    “Subsidiary” shall mean any corporation, partnership or other entity, the majority of the outstanding voting securities of which is owned, directly or indirectly, by HBBHC. HBBHC, the Company and the Subsidiaries shall be referred to herein collectively as the “Employers.””

4.    Section 13 of the Plan is hereby amended in its entirety to read as follows:

“The Plan was approved on May 8, 2014 by the stockholders of NACCO Industries, Inc., the indirect parent company of the Company prior to the “Spin-Off Date” (as such term is defined in the 2017 Separation Agreement between NACCO Industries, Inc. and HBBHC). The Plan will be submitted for approval by the stockholders of HBBHC, the Company’s indirect parent company following the Spin-Off Date.”

5.    Appendix 1 to the Plan is hereby amended in its entirety to read as follows:

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“Appendix 1.    Change in Control.

Change in Control. The term “Change in Control” shall mean the occurrence of any of the events listed in I.i., I.ii. or I.iii., below; provided that such occurrence occurs on or after the Spin-Off Date and meets the requirements of Treasury Regulation Section 1.409A-3(i)(5) (or any successor or replacement thereto) with respect to a Participant:

I.	i.	Any “Person” (as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than one or more Permitted Holders (as defined below), is or becomes the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the then outstanding voting securities of Hamilton Beach Brands Holding Company (“HBBHC”) entitled to vote generally in the election of directors (the “Outstanding Voting Securities”), other than any direct or indirect acquisition, including but not limited to an acquisition by purchase, distribution or otherwise, of voting securities:

		(A)	directly from HBBHC that is approved by a majority of the Incumbent Directors (as defined below); or

		(B)	by any Person pursuant to an Excluded HBBHC Business Combination (as defined below);

provided, that if at least a majority of the individuals who constitute Incumbent Directors determine in good faith that a Person has become the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the combined voting power of the Outstanding Voting Securities of HBBHC inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person is the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or less of the combined voting power of the Outstanding Voting Securities of HBBHC, then no Change in Control shall have occurred as a result of such Person’s acquisition; or

	ii.	a majority of the Board of Directors of HBBHC ceases to be comprised of Incumbent Directors; or

	iii.	the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of HBBHC or the acquisition of assets of another corporation, or other similar transaction involving HBBHC (“HBBHC Business Combination”) excluding, however, any HBBHC Business Combination that relates solely to the business or assets of The Kitchen Collection, LLC (or any successor thereto) and further excluding, however, any HBBHC Business Combination pursuant to which both of the following apply (either such HBBHC Business Combination, an “Excluded HBBHC Business Combination”):

		(A)	the individuals and entities who beneficially owned, directly or indirectly, HBBHC immediately prior to such HBBHC Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then Outstanding Voting Securities of the entity resulting from such HBBHC Business Combination (including, without limitation, an entity that as a result of such transaction owns HBBHC or all or substantially all of the assets of HBBHC, either directly or through one or more subsidiaries); and

		(B)	at the time of the execution of the initial agreement, or of the action of the Board of Directors of HBBHC, providing for such HBBHC Business Combination, at least a majority of the members of the Board of Directors of HBBHC were Incumbent Directors.

II.	Definitions. The following terms as used herein shall be defined as follow:

	1.	“Incumbent Directors” means the individuals who, as of the Spin-Off Date, are members of the Board of Directors of HBBHC and any individual becoming a member of the Board of Directors of HBBHC subsequent to such date whose election, nomination for election by HBBHC’s stockholders, or appointment, was approved by a vote of at least a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of HBBHC in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board of Directors of HBBHC occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of HBBHC.

	2.	“Permitted Holders” shall mean, collectively, (i) the parties to the Stockholders’ Agreement dated September 29, 2017, as amended from time to time, by and among the Participating Stockholders (as defined therein), HBBHC and other signatories thereto; provided, however, that for purposes of this definition only, the definition of Participating Stockholders contained in the Stockholders’ Agreement shall be such definition in effect as of the date of the Change in Control, (ii) any direct or indirect subsidiary of HBBHC and (iii) any employee benefit plan (or related trust) sponsored or maintained by HBBHC or any direct or indirect subsidiary of HBBHC.”

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